Exhibit 10.21a

AMENDMENT TO STOCK OPTION PLAN


     The Board of Directors of UStel, Inc., (the "Company") hereby amends the UStel, Inc. Stock Option Plan (the "Plan") as follows:

      1. Amount of shares subject to the Plan. Section 2(a) of the Plan shall be amended by increasing the number of shares subject to the Plan from 450,000 shares of UStel, Inc. Common Stock to 1,450,000 of UStel, Inc. shares of Common Stock.

     2. Reduction of exercise price. Section 3(c)(ii) of the Plan shall be amended by deleting the following clause in its entirety from the Plan:

 "(ii). reduce the exercise price at which options may be granted or the exercise price at which any outstanding option may be exercised,"

In lieu of said clause there shall be added to the end of Section 3(c) the following provision:

"The reduction of the exercise price at which options may be granted or the exercise price at which any outstanding options may be exercised shall be subject to the discretion of the Board of Directors and shall not require stockholder approval."


     Executed this 28th day of  May, 1997.



USTEL, INC.



By: ________________________
     Robert L.B. Diener, President

Attested By: ___________________________
                 Wouter van Biene, Secretary